                                                                  Exhibit 10(h)

                              THE PITTSTON COMPANY

                             1988 STOCK OPTION PLAN
                           (AMENDED AS OF MAY 2, 1997)

                                    ARTICLE I

                               PURPOSE OF THE PLAN

         This 1988 Stock Option Plan (this "Plan") contains provisions designed to enable key employees of The Pittston Company (the "Company") and its Subsidiaries to acquire a proprietary interest in the Company in the form of shares of any of the classes of its Common Stock, viz., Pittston Brink's Group Common Stock, Pittston Burlington Group Common Stock and Pittston Minerals Group Common Stock. The Company intends this Plan to encourage those individuals who are expected to contribute significantly to the Company's success to accept employment or continue in the employ of the Company and its Subsidiaries, to enhance their incentive to perform at the highest level, and, in general, to further the best interests of the Company and its shareholders.

                                   ARTICLE II

                           ADMINISTRATION OF THE PLAN

         Section 1. Subject to the authority as described herein of the Board of Directors of the Company (the "Board"), this Plan shall be administered by a committee (the "Committee") designated by the Board, which shall be composed of at least three members of the Board, all of whom are non-employee directors within the meaning of Rule 16b-3(b)(3) issued under the Securities Exchange Act of 1934, as amended (the "Act") and satisfy the requirements for an outside director pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and any regulations issued thereunder. Until otherwise determined by the Board, the Compensation and Benefits Committee designated by the Board shall be the Committee under this Plan. The Committee is authorized to interpret this Plan as it deems best. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of its members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Subject to any applicable provisions of the Company's bylaws or of this Plan, all determinations by the Committee or by the Board pursuant to the provisions of this Plan, and all related orders or resolutions of the Committee or the Board, shall be final, conclusive and binding on all persons, including the Company and its shareholders and those receiving options under this Plan.

         Section 2. All authority of the Committee provided for in or pursuant to this Plan, including that referred to in Section 1 of this Article II, may also be exercised by the Board. In the event of any conflict or inconsistency between determinations, orders, resolutions or other actions of the Committee and the Board taken in connection with this Plan, the actions of the Board shall control.

                                   ARTICLE III

                                   ELIGIBILITY

         Only persons who are Employees, including individuals who have agreed to become Employees as provided in Article XII, shall be eligible to receive option grants under this Plan. Neither the members of the Committee nor any member of the Board who is not an Employee shall be eligible to receive any such grant.

                                   ARTICLE IV

                     STOCK SUBJECT TO GRANTS UNDER THIS PLAN

         Section 1. Grants under this Plan shall relate to any of the classes of Common Stock ("Common Stock") of the Company and may be made in the form of incentive stock options or nonqualified stock options. Unless otherwise indicated, references in this Plan to Common Stock shall be construed to refer to the class of Common Stock covered by the particular option.

         Section 2. Subject to Section 3 of this Article IV, the maximum number of shares of Common Stock which may be issued pursuant to options exercised under this Plan shall be (a) in the case of Pittston Brink's Group Common Stock, 1,000,000 shares, (b) in the case of Pittston Burlington Group Common Stock, 1,000,000 shares, and (c) in the case of Pittston Minerals Group Common Stock, 250,000 shares, plus in each case the number of shares of each class of Common Stock issuable pursuant to options outstanding under this Plan on March 17, 1997. Such number of shares of Common Stock referred to in clause (a), (b) or
(c) shall be reduced by the aggregate number of shares of such Common Stock covered by options purchased pursuant to Section 3 or Section 4 of Article VI. Notwithstanding the foregoing, in no event will any Employee be granted options to purchase more than 167,000 shares of Pittston Brink's Group Common Stock, 83,000 shares of Pittston Burlington Group Common Stock or 200,000 shares of Pittston Minerals Group Common Stock in any calendar year.

         Section 3. In the event of any dividend payable in any class of Common Stock or any split or combination of any class of Common Stock, (a) the number of shares of such class which may be issued under this Plan shall be proportions ately increased or decreased, as the case may be, (b) the number of shares of such class (including shares subject to options not then exercisable) deliverable pursuant to grants theretofore made shall be proportionately increased or decreased, as the case may be, and (c) the aggregate purchase price of shares of such class subject to any such grant shall not be changed. In the event of any other recapitalization, reorganization, extraordinary dividend or distribution or restructuring transaction (including any distribution of shares of stock of any Subsidiary or other property to holders of shares of any class of Common Stock) affecting any class of Common Stock, the number of shares of such class issuable under this Plan shall be subject to such adjustment as the Committee or the Board may deem appropriate, and the number of shares of such class issuable pursuant to any option theretofore granted (whether or not then exercisable) and/or the option price per share of such option, shall be subject to such adjustment as the Committee or the Board may deem appropriate with a view toward preserving the value of such option. In the event of a merger or share exchange in which the Company will not survive as an independent, publicly owned corporation, or in the event of a consolidation or of a sale of all or substantially all of the Company's assets, provision shall be made for the protection and continuation of any outstanding options by the substitution, on an equitable basis, of such shares of stock, other securities, cash, or any combination thereof, as shall be appropriate.

                                    ARTICLE V

                        PURCHASE PRICE OF OPTIONED SHARES

         Unless the Committee shall fix a greater purchase price, the purchase price per share of Common Stock under any option shall be 100% of the Fair Market Value of a share of Common Stock covered by such option at the time such option is granted.

                                   ARTICLE VI

                                GRANT OF OPTIONS

         Section 1. Each option granted under this Plan shall constitute either an incentive stock option, intended to qualify under Section 422 of the Code, or a nonqualified stock option, not intended to qualify under said Section 422, as determined in each case by the Committee.

         Section 2. The Committee shall from time to time determine the Employees to be granted options, it being understood that options may be granted at different times to the same Employees. In addition, the Committee shall determine (a) the number and class of shares of Common Stock subject to each option, (b) the time or times when the options will be granted, (c) the purchase price of the shares subject to each option, which price shall be not less than that specified in Article V, and (d) the time or times when each option may be exercised within the limits stated in this Plan, which except as provided in the following sentence shall in no event be less than six months after the date of grant. All options granted under this Plan shall become exercisable in their entirety at the time of any Change in Control of the Company.

         Section 3. In connection with any option granted under this Plan the Committee in its discretion may grant a stock appreciation right (a "Stock Appreciation Right"), providing that at the election of the holder of a Stock Appreciation Right (which election shall, unless the Committee otherwise consents, be made only during an Election Period), the Company shall purchase all or any part of the related option to the extent that such option is exercisable at the date of such election for an amount (payable in the form of cash, shares of Common Stock or any combination thereof, all as the Committee shall in its discretion determine) equal to the excess of the Fair Market Value of the shares of Common Stock covered by such option or part thereof so purchased on the date such election shall be made over the purchase price of such shares so covered. A Stock Appreciation Right may also provide that the Committee or the Board reserves the right to determine, in its discretion, the date (which shall be subsequent to six months after the date of grant of such option) on which such Right shall first become exercisable in whole or in part.

         Section 4. In connection with any option granted under this Plan the Committee in its discretion may grant a limited right (a "Limited Right") providing that the Company shall, at the election of the holder of a Limited Right (which election may be made only during the period beginning on the first day following the date of expiration of any Offer and ending on the forty-fifth day following such date), purchase all or any part of such option, for an amount (payable entirely in cash) equal to the excess of the Offer Price of the shares of Common Stock covered by such purchase on the date such election shall be made over the purchase price of such shares so purchased. Notwithstanding any other provision of this Plan, no Limited Right may be exercised within six months of the date of its grant.

         Section 5. The authority with respect to the grant of options and the determination of their provisions contained in Sections 1 through 4 of this
Article VI may be delegated by the Board to one or more officers of the Company, on such conditions and limitations as the Board shall approve; provided, however, that no such authority shall be delegated with respect to the grant of options to any officer or director of the Company or with respect to the determination of any of the provisions of any of such options.

                                   ARTICLE VII

                         NON-TRANSFERABILITY OF OPTIONS

         No option or Stock Appreciation Right (including any Limited Rights) granted under this Plan shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and any such option or Stock Appreciation Right (including any Limited Rights) shall be exercised during the lifetime of the optionee only by the optionee or the optionee's duly appointed legal representative.

                                  ARTICLE VIII

                               EXERCISE OF OPTIONS

         Section 1. Each incentive stock option granted under this Plan shall terminate not later than ten years from the date of grant. Each nonqualified stock option granted under this Plan shall terminate not later than ten years and two days from the date of grant.

         Section 2. Except in cases provided for in Article IX, each option granted under this Plan may be exercised only while the optionee is an Employee. An Employee's right to exercise any incentive stock option shall be subject to the provisions of Section 422 of the Code restricting the exercisability of such option during any calendar year.

         Section 3. A person electing to exercise an option shall give written notice to the Company of such election and of the number and class of shares of Common Stock such person has elected to purchase, and shall tender the full purchase price of such shares, which tender shall be made in cash or cash equivalent (which may be such person's personal check) at the time of purchase or in accordance with cash payment arrangements acceptable to the Company for payment prior to delivery of such shares or, if the Committee so determines either generally or with respect to a specified option or group of options, in shares of Common Stock already owned by such person (which shares shall be valued for such purpose on the basis of their Fair Market Value on the date of exercise), or in any combination thereof. The Company shall have no obligation to deliver shares of Common Stock pursuant to the exercise of any option, in whole or in part, until the Company receives payment in full of the purchase price thereof. No optionee or legal representative, legatee or distributee of such optionee shall be or be deemed to be a holder of any shares of Common Stock subject to such option or entitled to any rights as a shareholder of the Company in respect of any shares of Common Stock covered by such option until such shares have been paid for in full and issued by the Company. A person electing to exercise a Stock Appreciation Right or Limited Right then exercisable shall give written notice to the Company of such election and of the option or part thereof which is to be purchased by the Company.

                                   ARTICLE IX

                             TERMINATION OF OPTIONS

         Section 1. If an optionee shall cease to be an Employee for any reason other than death or retirement under the Company's Pension-Retirement Plan or any other pension plan sponsored by the Company or a Subsidiary, all of the optionee's options shall be terminated except that any option, Stock Appreciation Right or Limited Right to the extent then exercisable may be exercised within three months after cessation of employment, but not later than the termination date of the option or in the case of a Limited Right not later than the expiration date of such Right.

         Section 2. If and when an optionee shall cease to be an Employee by reason of the optionee's early, normal or late retirement under the Company's Pension-Retirement Plan or any pension plan sponsored by the Company or a Subsidiary, all of the optionee's options shall be terminated except that (a) any Stock Appreciation Right or Limited Right to the extent then exercisable may be exercised within three months after such retirement, but not later than the termination date of the option or in the case of a Limited Right not later than the expiration date of such Right, (b) any option to the extent then exercisable may, unless it otherwise provides, be exercised within three years after such retirement, but not later than the termination date of the option, unless within 45 days after such retirement the Committee determines, in its discretion, that such option may be exercised only within a period of shorter duration (not less than three months following notice of such determination to the optionee) to be specified by the Committee and (c) any unvested installment of any such option which is scheduled to become exercisable within three years of the retiree's date of retirement (unless within 45 days after such retirement the Committee determines, in its discretion, that such period shall be of shorter duration (not less than three months following notice of such determination to the optionee) to be specified by the Committee), may be exercised after the date on which such installment would become exercisable if the retiree had continued to be an Employee until such date, provided, however, that no option may be exercised after the earlier of (i) three years and three months after the Employee's retirement or (ii) the termination date of the option.

         Section 3. If an optionee shall die while an Employee or within three years of his or her retirement (as defined in Section 2 of this Article IX) (a) all of the optionee's Stock Appreciation Rights or Limited Rights shall be terminated and (b) any outstanding option that would have become exercisable within three years of his or her retirement shall become fully vested and may be exercised within one year after the date of such death, but not later than the termination date of the option, by the person designated in the optionee's last will and testament or, if none, by the legal representative of the optionee's estate.

         Section 4. If an optionee shall die after ceasing to be an Employee, all of the optionee's options shall be terminated except that any option (but not any Stock Appreciation Right or Limited Right) to the extent exercisable by the optionee at the time of death may be exercised within one year after the date of death, but not later than the termination date of the option, by the optionee's estate or by the person designated in the optionee's last will and testament.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         Section 1. Each option grant under this Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of the shares of Common Stock subject to such grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the making of such grant or the issue of Common Stock pursuant thereto, then, anything in this Plan to the contrary notwithstanding, no option may be exercised in whole or in part, and no shares of Common Stock shall be issued, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free from any conditions not reasonably acceptable to the Committee.

         Section 2. The Company may establish appropriate procedures to ensure payment or withholding of such income or other taxes as may be provided by law to be paid or withheld in connection with the issue of shares of Common Stock under this Plan or the making of any payments pursuant to Section 3 or 4 of
Article VI, and to ensure that the Company receives prompt advice concerning the occurrence of an Income Recognition Date or any other event which may create, or affect the timing or amount of, any obligation to pay or withhold any such taxes or which may make available to the Company any tax deduction resulting from the occurrence of such event. Such procedures may include arrangements for payment or withholding of taxes by retaining shares of Common Stock otherwise issuable to the optionee in accordance with the provisions of this Plan or by accepting already owned shares, and by applying the Fair Market Value of such shares to the withholding taxes payable or to the amount of tax liability in excess of withholding taxes which arises from the delivery of such shares.

         Section 3. Any question as to whether and when there has been a retirement under the Company's Pension-Retirement Plan or any other pension plan sponsored by the Company or a Subsidiary or a cessation of employment for any other reason shall be determined by the Committee, and any such reasonable determination shall be final.

         Section 4. All instruments evidencing options granted shall be in such form, consistent with this Plan and any applicable determinations or other actions of the Committee and the Board, as the officers of the Company shall determine.

         Section 5. The grant of an option to an Employee shall not be construed to give such Employee any right to be retained in the employ of the Company or any of its Subsidiaries.

                                   ARTICLE XI

                         PLAN TERMINATION AND AMENDMENTS

         Section 1. The Board may terminate this Plan at any time, but this Plan shall in any event terminate on May 11, 2008, and no options may thereafter be granted, unless the shareholders shall have approved its extension. Options granted in accordance with this Plan prior to the date of its termination may extend beyond that date.

         Section 2. The Board or the Committee may from time to time amend, modify or suspend this Plan, but no such amendment or modification without the approval of the shareholders shall

                  (a) increase the maximum number (determined as provided in this Plan) of shares of any class of Common Stock which may be issued pursuant to options granted under this Plan;

                  (b) permit the grant of any option at a purchase price less than 100% of the Fair Market Value of the Common Stock covered by such option at the time such option is granted;

                  (c) permit the exercise of an option unless arrangements are made to ensure that the full purchase price of the shares as to which the option is exercised is paid prior to delivery of such shares; or

                  (d) extend beyond May 11, 2008, the period during which option grants may be made.

                                   ARTICLE XII

                                   DEFINITIONS

         Wherever used in this Plan, the following terms shall have the meanings indicated:

         Change in Control: A "Change in Control" shall be deemed to occur (i) upon the approval of the shareholders of the Company (or if such approval is not required, the approval of the Board) of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the shares of all classes of the Company's Common Stock would be converted into cash, securities or other property other than a consolidation or merger in which holders of the total voting power in the election of directors of the Company of all classes of Common Stock outstanding (exclusive of shares held by the Company's affiliates) (the "Total Voting Power") immediately prior to the consolidation or merger will have the same proportionate ownership of the total voting power in the election of directors of the surviving corporation immediately after the consolidation or merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all the assets of the Company, (2) when any "person" (as defined in Section 13(d) of the Act) other than the Company, its affiliates or an employee benefit plan or trust maintained by the Company or its affiliates, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of more than 20% of the Total Voting Power, or (3) if at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election by the Company's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

         Election Period: The period beginning on the third business day following a date on which the Company releases for publication its quarterly or annual summary statements of sales and earnings, and ending on the twelfth business day following such date.

         Employee: Any officer and any other salaried employee of the Company or a Subsidiary, including (a) any director who is also an employee of the Company or a Subsidiary and (b) an officer or salaried employee on approved leave of absence provided such employee's right to continue employment with the Company or a Subsidiary upon expiration of such employee's leave of absence is guaranteed either by statute or by contract with or by a policy of the Company or a Subsidiary. For purposes of eligibility for the grant of a nonqualified stock option, such term shall include any individual who has agreed in writing to become an officer or other salaried employee of the Company or a Subsidiary within 30 days following the date on which an option is granted to such individual.

         Fair Market Value: With respect to shares of any class of Common Stock, the average of the high and low quoted sale prices of a share of such Stock on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the New York Stock Exchange Composite Transactions Tape.

         Income Recognition Date: With respect to the exercise of any option, the later of (a) the date of such exercise or (b) the date on which the rights of the holder of such option in the shares of Common Stock covered by such exercise become transferable and not subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code); provided, however, that, if such holder shall make an election pursuant to Section 83(b) of the Code with respect to such exercise, the Income Recognition Date with respect thereto shall be the date of such exercise.

         Offer: Any tender offer, exchange offer or series of purchases or other acquisitions, or any combination of those transactions, as a result of which any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall own beneficially more than 30% of the total voting power in the election of directors of the Company of all classes of Common Stock outstanding (exclusive of shares held by the Company's Subsidiaries).

         Offer Price: The highest price per share of Common Stock paid in any Offer which is in effect at any time beginning on the ninetieth day prior to the date on which a Limited Right is exercised. Any securities or property which are part or all of the consideration paid for shares of Common Stock in the Offer shall be valued in determining the Offer Price at the higher of (a) the valuation placed on such securities or property by the person or persons making such Offer or (b) the valuation of such securities or property as may be determined by the Committee.

         Subsidiary: Any corporation of which stock representing at least 50% of the ordinary voting power is owned, directly or indirectly, by the Company.